                          SECOND AMENDMENT TO LOAN AGREEMENT


    This Second Amendment to Loan Agreement ("Second Amendment") dated as of this 27th day of September, 1996, by and between Bank One, Columbus, N.A., (hereafter referred to as "Bank One"), AmeriLink Corp. and AmeriLink Corporation (hereafter referred to as "Borrowers").

                                     WITNESSETH:

    THAT WHEREAS, Bank One and Borrowers are parties to a Loan Agreement dated December 29, 1994, as amended as of September 29, 1995 (hereafter referred to as the "Agreement"); and

    WHEREAS, all parties hereto desire to provide for certain amendments to and modifications of the existing Agreement;

    NOW THEREFORE, in consideration of the foregoing the parties hereto agree that the Agreement be amended and modified effective on the day and year first above written as follows:

    A. The amount of the Revolving Credit Loan as set forth in Section 1.1 of the Agreement shall be changed from Ten Million Dollars ($10,000,000) to Twelve Million Dollars ($12,000,000).

    B. Section 1.2.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

    1.2.1 DISBURSEMENTS AND PREPAYMENT. Companies shall execute and deliver to Bank One a promissory note in the form of Exhibit "1.2.1(2nd)" attached hereto (hereinafter referred to as the "Revolving Credit Note"). Disbursements on the Revolving Credit Note shall be made by Bank One upon Companies' request. Companies shall have the right to pay all or any part of the outstanding principal balance on the Revolving Credit Note at any time without penalty and Companies may then reborrow such amounts.

    C. Section 1.2.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

    1.2.3 MATURITY, INTEREST RATE, AND BASIS. The Revolving Credit Note will mature on September 30, 1998 and shall bear interest prior to maturity at Bank One's Prime Rate in effect from time to time minus one percent (1%) per annum.


              The interest rate will change effective immediately with any change in Bank One's Prime Rate. Bank One's Prime Rate is herein defined to mean the rate announced by Bank One from time to time as its Prime Rate, which rate may not be the lowest or best rate offered by Bank One. Interest shall be calculated on the basis of the actual number of days elapsed over a year of 360 days.

    D. Section 1.2.4 of the Agreement is hereby deleted in its entirety and replaced with the following:

    1.2.4 INTEREST PAYMENTS. Interest on the outstanding principal balance of the Revolving Credit Note shall be paid by Companies in monthly installments commencing on February 28, 1995 and continuing on the last day of each succeeding calendar month until September 30, 1998, when all accrued but unpaid interest shall be due and payable in full.

    E. Section 1.3.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

    1.3.1 TERM NOTE. The indebtedness created hereunder shall be evidenced by Companies' promissory note to Bank One in the form of Exhibit "1.3.1(2nd)" attached hereto and hereinafter referred to as "Term Note." Said Term Note shall be executed by Companies and delivered to Bank One payable to the order of Bank One.

    F. Section 1.3.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

    1.3.3 INTEREST PAYMENTS, RATE AND BASIS. Interest upon the unpaid principal balance of the Term Note shall be due and payable monthly beginning on February 28, 1995 and continuing on the last day of each succeeding calendar month thereafter until the maturity of said Term Note. The Term Note shall bear interest prior to maturity at Bank One's Prime Rate in effect from time to time.

              The interest rate will change effective immediately with any change in Bank One's Prime Rate. Bank One's Prime Rate is herein defined to mean the rate announced by Bank One from time to time as its Prime Rate, which rate may not be the lowest or best rate offered by Bank One. Interest shall be calculated on the basis of the actual number of days elapsed over a year of 360 days.

    G. Borrowers shall execute and deliver to Bank One an Amended and Restated Revolving Credit Note in the form of Exhibit "1.2.1(2nd)". Borrowers shall execute and deliver to Bank One an Amended and Restated Term Note in the form of Exhibit "1.3.1(2nd)".

    H. As modified and amended by this Second Amendment, the Agreement is in all respects reinstated, ratified and confirmed by the parties hereto and the Agreement and this Second Amendment shall be read, taken and construed as one and the same instrument.

                                 EXHIBIT "1.2.1(2nd)"

                      AMENDED AND RESTATED REVOLVING CREDIT NOTE

$12,000,000.00            Columbus, Ohio       September 27, 1996

On or before September 30, 1998, for value received, the undersigned promises to pay to the order of Bank One, Columbus, N.A. (hereinafter called "Bank One") the sum of Twelve Million and 00/100 Dollars ($12,000,000.00), with interest (computed on the basis of the actual number of days elapsed divided by a year of 360 days) before maturity on the balance from time to time remaining unpaid at a rate as set forth in that certain Loan Agreement dated as of December 29, 1994, as amended between the undersigned and Bank One (the "Loan Agreement"). The interest rate will change effective immediately with any change in Bank One's Prime Rate. Interest shall be computed and payable monthly beginning on October 31, 1996 and continuing thereafter on the last day of each month and monthly until the maturity hereof. Both principal and interest are payable in lawful money of the United States at the Main Office of Bank One, 100 East Broad Street, Columbus, Ohio 43271.

The undersigned authorize(s) any Attorney-at-Law to appear for the undersigned in an action on this promissory note, at any time after the same becomes due, as herein provided, in any court of record in or of the State of Ohio, or elsewhere, to waive the issuing and service of process against the undersigned, and to confess judgment in favor of the legal holder of this promissory note against the undersigned, for the amount that may be due, with interest at the rate therein mentioned and cost of suit, and to waive and release all errors in said proceedings and judgment, and all petitions in error, and right of appeal from the judgment rendered.

This promissory note evidences a borrowing under and is entitled to the benefits of the Loan Agreement. The principal may become due or may be declared forthwith due and payable in the manner and upon the terms and conditions and with the effect provided in the Loan Agreement.

THE UNDERSIGNED, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN BANK ONE AND THE UNDERSIGNED ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE UNDERSIGNED AND BANK ONE IN CONNECTION WITH THIS PROMISSORY NOTE, THE LOAN AGREEMENT, OR ANY OTHER AGREEMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY BANK ONE'S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN THIS PROMISSORY NOTE OR ANY OTHER DOCUMENT RELATED HERETO.

                                 EXHIBIT "1.3.1(2nd)"

                            AMENDED AND RESTATED TERM NOTE

$1,629,189.96            Columbus, Ohio       September 27, 1996


FOR VALUE RECEIVED, the undersigned promises to pay to the order of Bank One, Columbus, N.A. (hereinafter called "Bank One") the sum of One Million Six Hundred Twenty-nine Thousand One Hundred Eighty-nine and 96/100 Dollars ($1,629,189.96), with interest (computed on the basis of the actual number of days elapsed divided by a year of 360 days) before maturity on the balance from time to time remaining unpaid at a rate as set forth in that certain Loan Agreement dated as of December 29, 1994, as amended between the undersigned and Bank One (the "Loan Agreement"). The interest rate will change effective immediately with any change in Bank One's Prime Rate. Interest shall be payable on February 28, 1995 and monthly intervals thereafter. Both principal and interest are payable in lawful money of the United States at the Main Office of Bank One, Columbus, N.A., 100 East Broad Street, Columbus, Ohio 43271.

The principal hereof shall be payable in twenty-eight (28) consecutive monthly installments of Sixty Thousand and 00/100 Dollars ($60,000.00) each, the first of which shall be due on February 28, 1995, and continuing on the same day of each month thereafter until May 31, 1997, at which time any remaining balance of principal, together with all interest accrued thereon, shall be due and payable.

The undersigned hereby authorize(s) any Attorney-at-Law to appear for the undersigned, in an action on this promissory note, at any time after the same becomes due, as herein provided, in any court of record in or of the State of Ohio, or elsewhere, to waive the issuing and service of process against the undersigned and to confess judgment in favor of the legal holder of this promissory note against the undersigned for the amount that may be due, with interest at the rate herein mentioned and costs of suit, and to waive and release all errors in said proceedings and judgment, and all petitions in error, and right of appeal from the judgment rendered.

This promissory note evidences a borrowing under and is entitled to the benefits of the Loan Agreement. The principal may become due or may be declared forthwith due and payable in the manner and upon the terms and conditions and with the effect provided in the Loan Agreement.

THE UNDERSIGNED, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN BANK ONE AND THE UNDERSIGNED ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE UNDERSIGNED AND BANK ONE IN CONNECTION WITH THIS PROMISSORY NOTE, THE LOAN AGREEMENT, OR ANY OTHER AGREEMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY BANK ONE'S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN THIS PROMISSORY NOTE OR ANY OTHER DOCUMENT RELATED HERETO.